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                         THE GREENBRIER COMPANIES, INC.
                            2005 STOCK INCENTIVE PLAN

                       DIRECTOR RESTRICTED SHARE AGREEMENT

            This AGREEMENT is made as of this ____ day of ______, 200_ between The Greenbrier Companies, Inc., a Delaware corporation (the "Company"), and ___________ (the "Participant") under the Company's 2005 Stock Incentive Plan (the "Plan").

SECTION 1. ACQUISITION OF SHARES.

      (a) TRANSFER. On the terms and conditions set forth in this Agreement, the Company agrees to transfer to the Participant ___________ shares of Common Stock of the Company (the "Shares"), rounded to the nearest whole share, based on the fair market value per Share of $_____, which is determined in accordance with the Plan. The transfer shall occur at the offices of the Company on the date set forth above or at such other place and time as the parties may agree.

      (b) STOCK PLAN AND DEFINED TERMS. The transfer of the Shares is subject to the Plan, a copy of which the Participant acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms not elsewhere defined are defined in Section 12 of this Agreement.

      (c) WITHHOLDING TAXES. In the event that the Company determines that it is required to withhold any tax as a result of the issuance of Shares pursuant to this Agreement, the Participant, as a condition to the receipt of such Shares, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements.

      (d) VESTING. The Shares shall vest in equal annual installments over a period of three years, on the first, second and third anniversaries of the date of this Agreement. If the Participant ceases to be a Director due to death, Disability, or retirement or because he or she is not re-elected to serve an additional term as a Director, any unvested Shares shall immediately become fully vested. If the Participant ceases to be a Director by reason of removal or resignation as a member of the Board of Directors of the Company, any unvested Restricted Shares shall automatically be forfeited.

SECTION 2. RESTRICTIONS ON TRANSFER.

      (a) PARTICIPANT REPRESENTATIONS. In connection with the issuance and acquisition of Shares under this Agreement, the Participant hereby represents and warrants to the Company as follows:

            (i) The Participant is acquiring and will hold the Shares for investment for his or her account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

            (ii) The Participant understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Shares must

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      be held indefinitely, unless they are subsequently registered under the
      Securities Act or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Participant further acknowledges and understands that the Company is under no obligation to register the Shares.

            (iii) The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited "broker's transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations.

            (iv) The Participant will not sell, transfer or otherwise dispose of the Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Participant agrees that he or she will not dispose of the Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Shares and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that the proposed disposition does not require registration of the Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken.

            (v) The Participant has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Shares, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Shares.

            (vi) The Participant is aware that his or her investment in the Company is a speculative investment which has limited liquidity and is subject to the risk of complete loss. The Participant is able, without impairing his or her financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of his or her investment in the Shares.

      (b) SECURITIES LAW RESTRICTIONS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

      (c) MARKET STAND-OFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the

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Securities Act, the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand Off. In order to enforce the Market Stand Off, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Shares registered in the public offering under the Securities Act.

      (d) RIGHTS OF THE COMPANY. The Company shall not be required to (i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Shares have been transferred in contravention of this Agreement.

SECTION 3. SUCCESSORS AND ASSIGNS.

      Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Participant and the Participant's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 4. NO RETENTION RIGHTS.

      Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 5. TAX ELECTION.

      The acquisition of the Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within 30 days after the date of purchase. The form for making the Code Section 83(b) election is attached to this Agreement as an Exhibit. THE PARTICIPANT SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(b) ELECTION. THE PARTICIPANT ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION

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UNDER CODE SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS
REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

SECTION 6. LEGENDS.

      All certificates evidencing Shares shall bear the following legends:

      "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

      THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

SECTION 7. NOTICE.

      Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

SECTION 8. ENTIRE AGREEMENT.

      This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

SECTION 9. CHOICE OF LAW.

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

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SECTION 10.  DEFINITIONS.

      Capitalized terms not otherwise defined herein shall have the meanings as defined in the Plan.

      (a) "AGREEMENT" shall mean this Director Restricted Share Agreement.

      (b) "PURCHASE PRICE" shall mean the aggregate purchase price paid for the Shares.

      (c) "PARTICIPANT" shall mean the individual named in the first paragraph of this Agreement.

      (d) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

      (h) "SHARES" shall mean the shares of common stock of the Company acquired by the Participant pursuant to this Agreement, as adjusted in accordance with
Article 11of the Plan (if applicable).

      (i) "STOCK" shall mean the Common Stock of the Company.

SECTION 11 EXECUTION.

The parties have executed this Agreement as of the date first written above.

COMPANY:

_________________________________________
By:______________________________________
Title:___________________________________

PARTICIPANT:

_________________________________________
[Name]

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                             SECTION 83(b) ELECTION

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.

(1)   The taxpayer who performed the services is:

      Name:____________________________________________________________

      Address:_________________________________________________________

      Social Security No.:_____________________________________________

(2) The property with respect to which the election is made is ____ shares of the Common Stock of The Greenbrier Companies, Inc.

(3) The property was transferred on ________________, ____.

(4) The taxable year for which the election is made is the calendar year
_______.

(5) The property is subject to vesting. The vesting provisions lapse in a series of equal annual installments over a three-year period ending on __________, ___.

(6) The fair market value of such property at the time of transfer is $____ per share.

(7) The amount paid for such property is $0.00 per share.

(8) A copy of this statement was furnished to The Greenbrier Companies, Inc., for whom taxpayer rendered the services underlying the transfer of such property.

(9) This statement is executed on _____________, 200__.

___________________________________          __________________________________
Spouse (if any)                              Taxpayer

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE CENTER WITH WHICH THE PARTICIPANT FILES HIS OR HER FEDERAL INCOME TAX RETURNS AND MUST BE FILED WITHIN 30 DAYS AFTER THE DATE OF PURCHASE. THIS FILING SHOULD BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED. THE PARTICIPANT MUST RETAIN TWO COPIES OF THE COMPLETED FORM FOR FILING WITH HIS OR HER FEDERAL AND STATE TAX RETURNS FOR THE CURRENT TAX YEAR AND AN ADDITIONAL COPY FOR HIS OR RECORDS.

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